                                      J.P. MORGAN INVESTMENT MANAGEMENT INC.
                               J.P. MORGAN FLEMING ASSET MANAGEMENT (LONDON) LIMITED

                                                   CODE OF ETHICS

1.  Purposes
    --------

         This  Code of  Ethics  (the  "Code")  has been  adopted  by  investment  advisers  listed  above,  and any affiliates thereof that provide investment advisory service  (collectively,  "J.P. Morgan Fleming"),  in accordance with  Rule 17j-1(c)  promulgated  under the  Investment  Company Act of 1940,  as amended (the  "Act").  Rule 17j-1 under the Act generally  proscribes  fraudulent  or  manipulative  practices  with respect to purchases or sales of securities Held or to be Acquired  (defined in Section 2(k) of this Code) by investment  companies,  if effected by associated  persons of such  companies.  The purpose of this Code is to adopt  provisions  reasonably  necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:
                  It is  unlawful  for any  affiliated  person  of or  principal  underwriter  for a  Fund,  or any affiliated  person of an  investment  adviser  of or  principal  underwriter  for a Fund,  in  connection  with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

         (a)      To employ any device, scheme or artifice to defraud the Fund;

         (b)      To  make  any  untrue  statement  of a  material  fact to the  Fund  or omit to  state a material fact  necessary in order to make the  statements  made to the Fund, in light of the circumstances under which they are made, not misleading;

         (c)      To engage in any act,  practice,  or course of business  that  operates or would operate as a fraud or deceit on the Fund; or

         (d)      To engage in any manipulative practice with respect to the Fund.

2.       Definitions
         -----------

         (a)      "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

         (b)      "Administrator" means Morgan Guaranty Trust Company or any successors.

         (c)      "Advisory Person" means (i) any employee of the Adviser or the Administrator (or any company in a control relationship to the Adviser or Administrator) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
(ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

         (d)"Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule
16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange
Act of 1934 and the rules and regulations thereunder.

         (e)"Control" has the same meaning as in Section 2(a)(9) of the Act.

         (f)"Covered  Security"  shall have the meaning set forth in  Section 2(a)(36)  of the Act,  except that it shall not  include  shares of  open-end  funds,  direct  obligations  of the  United  States  Government,  bankers'
acceptances,  bank  certificates  of  deposit,  commercial  paper and high  quality  short-term  debt  instruments, including repurchase agreements.

         (g)"Fund" means an Investment Company registered under the Investment Company Act of 1940.

         (h)"Initial  Public  Offering"  means an offering of Securities  registered  under the  Securities  Act of
1933, the issuer of which,  immediately before the registration,  was not subject to the reporting  requirements of
Sections 13 or 15(d) of the Securities Exchange Act.

         (i)"Limited  Offering"  means an  offering  that is exempt  from  registration  under the  Securities  Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (j)"Purchase  or sale of a Covered  Security"  includes,  among other things,  the writing of an option to purchase or sell a Covered Security.

         (k)"Security  Held or to be Acquired" by a Adviser means: (i) any Covered Security which,  within the most recent 15 days,  is or has been held by a Fund or other  client of the  Adviser or is being or has been  considered by the Adviser  for  purchase by a Fund or other  client of the  Adviser;  and (ii) any option to purchase or sell, and any security  convertible  into or exchangeable  for, a Covered  Security  described in Section 2(k)(i) of this
Code.

3.       Statement of Principles
         -----------------------

                  It is understood that the following general fiduciary  principles govern the personal  investment activities of Access Persons:
         (a)the duty to at all times place the interests of shareholders and other clients of the Adviser first;
         (b)the  requirement that all personal  securities  transactions be conducted  consistent with this Code of
Ethics  and in such a manner  as to  avoid  any  actual  or  potential  conflict  of  interest  or any  abuse of an individual's position of trust and responsibility;
         (c)the  fundamental  standard  that  Investment  Personnel may not take  inappropriate  advantage of their position; and
         (d)all personal transactions must be oriented toward investment, not short-term or speculative trading.

         It is further  understood that the procedures,  reporting and  recordkeeping  requirements set forth below are hereby  adopted and certified by the Adviser as reasonably  necessary to prevent  Access Persons from violating the provisions of this Code of Ethics.

4.       Procedures to be followed regarding Personal Investments by Access Persons
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         (a)Pre-clearance  requirement.  Each Access  Person must obtain  prior  written  approval  from his or her group head (or designee) and from the Adviser's  compliance  department before  transacting in any Covered Security based on certain  quidelines  set forth  from time to time by the  Adviser's  compliance  department.  For  details regarding transactions in mutual funds, see Section 4(e).

         (b)Brokerage  transaction  reporting  requirement.  Each Access  Person  working in the United States must maintain  all of his or her  accounts  and  the  accounts  of any  person  of  which  he or she is  deemed  to be a beneficial  owner with a broker  designated  by the Adviser and must  direct  such broker to provide  broker  trade confirmations  to the  Adviser's  compliance  department,  unless an exception  has been  granted by the  Adviser's compliance  department.  Each Access  Person to whom an exception to the  designated  broker  requirement  has been granted must  instruct  his or her broker to forward all trade  confirms and monthly  statements  to the  Adviser's compliance  department.  Access Persons  located  outside the United States are required to provide details of each brokerage  transaction of which he or she is deemed to be the beneficial owner, to the Adviser's  compliance group, within the customary period for the confirmation of such trades in that market.

         (c)Initial  public  offerings (new issues).  Access Persons are prohibited from  participating  in Initial
Public  Offerings,  whether or not J.P.  Morgan Chase or any of its  affiliates is an underwriter of the new issue, while the issue is in syndication.

         (d)Minimum  investment  holding  period.  Each Access Person is subject to a 60-day minimum holding period for personal  transactions in Covered  Securities.  An exception to this minimum holding period  requirement may be granted in the case of hardship as determined by the Adviser's compliance department.

         (e)Mutual  funds.  Each Access Person must pre-clear  transactions in shares of closed-end  Funds with the
Adviser's  compliance  department,  as they would with any other Covered  Security.  See Section 4(a).  Each Access
Person must obtain  pre-clearance  from his or her group head(or  designee)  before buying or selling  shares in an open-end  Fund or a  sub-advised  Fund  managed by the  Adviser if such  Access  Person has had recent  dealings or responsibilities regarding such mutual fund.

         (f)Limited  offerings.  An  Access  Person  may  participate  in a  limited  offering  only  with  advance notification to the Adviser's  compliance  department and with written  approval of such Access Person's group head
(or designee).

         (g)Blackout  periods.  Advisory  Persons are subject to blackout  periods 7 calendar days before and after the trade date of a Covered  Security where such Advisory  Person makes,  participates  in, or obtains  information regarding  the purchase or sale of such Covered  Security for any of their  client  accounts.  In addition,  Access
Persons are  prohibited  from  executing a transaction  in a Covered  Security  during a period in which there is a pending buy or sell order on the Adviser's trading desk.

         (h)Prohibitions.  Short sales are generally  prohibited.  Transactions in options,  rights,  warrants,  or other  short-term  securities and in futures  contracts  (unless for bona fide hedging) are prohibited,  except for purchases of options on widely traded indices specified by the Adviser's compliance department.

         (i)Securities  of J.P. Morgan Chase.  All  transactions in securities  issued by J.P. Morgan Chase must be pre-cleared with the Adviser's compliance department.

         (j) Each Advisory Person must disclose any potential  conflict of interest  (personal or  professional) to his or her group head either prior to or at the time of making any  recommendation  that may result in the purchase or sale of securities for a Fund.

5.       Reporting Requirements
         -----------------------

(a)      Every Access Person must report to the Adviser:

                  (i)Initial  Holdings  Reports.  No later than 10 days after the person  becomes an Access Person, the following  information:  (A) the title, number of shares and principal amount of each Covered
                  Security in which the Access  Person had any direct or  indirect  beneficial  ownership  when the person became an Access Person;  (B) the name of any broker,  dealer or bank with whom the Access
                  Person  maintained  an  account  in which any  Covered  Securities  were  held for the  direct or indirect  benefit of the Access  Person as of the date the person  became an Access  Person;  and
                  (C) the date that the report is submitted by the Access Person.

                  (ii)Quarterly  Transaction  Reports.  No later than 10 days after the end of a calendar  quarter, with  respect to any  transaction  during the  quarter in a Covered  Security in which the Access
                  Person had any direct or indirect  Beneficial  Ownership:  (A) the date of the  transaction,  the title,  the interest rate and maturity date (if  applicable),  the number of shares and principal amount of each Covered Security  involved;  (B) the nature of the  transaction;  (C) the price of the Covered  Security at which the transaction was effected;  (D) the name of the broker,  dealer or bank with or through which the transaction  was effected;  and (E) the date that the report is submitted by the Access Person.

                  (iii)New Account Report.  No later than 10 days after the calendar  quarter,  with respect to any account  established  by the Access Person in which any Covered  Securities  were held during the quarter  for the direct or  indirect  benefit of the Access  Person:  (A) the name of the broker, dealer or bank with whom the Access  Person  established  the  account;  (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

                  (iv)Annual  Holdings  Report.  Annually,  the following  information  (which  information must be current  as of a date no more than 30 days  before  the  report  is  submitted):  (A) the  title, number of shares and  principal  amount of each Covered  Security in which the Access  Person had any direct or indirect  beneficial  ownership;  (B) the name of any  broker,  dealer or bank with whom the Access  Person  maintains  an account in which any Covered  Securities  are held for the direct or indirect  benefit of the Access  Person:  and (C) the date that the report is submitted by the Access Person.

(b)      Exceptions from the Reporting Requirements.

                  (i)      Notwithstanding  the  provisions  of Section 5(a), no Access Person shall be required to make:

A.       a report with  respect to  transactions  effected for any account over which such person does not have any direct or indirect influence or control;
B.       a Quarterly  Transaction  or New  Account  Report  under  Sections  5(a)(ii) or (iii) if the report  would
                               duplicate   information   contained  in  broker  trade   confirmations   or  account
                               statements  received by the Adviser with respect to the Access  Person no later than
                               10 days after the  calendar  quarter  end,  if all of the  information  required  by
                               Sections  5(a)(ii) or (iii),  as the case may be, is  contained  in the broker trade confirmations or account statements, or in the records of the Adviser.

(c)      Each Access Person shall  promptly  report any  transaction  which is, or might appear to be, in violation of this Code.  Such report  shall  contain the  information  required  in  Quarterly  Transaction
                  Reports filed pursuant to Section 5(a)(ii).

(d)      All reports prepared pursuant to this Section 5 shall be filed with the appropriate  compliance  personnel designated by the Adviser and reviewed in accordance with procedures adopted by such personnel.

(e)      The Adviser will identify all Access  Persons who are required to file reports  pursuant to this Section 5 and will inform them of their reporting obligation.

(f)      The Adviser no less  frequently  than  annually  shall  furnish to a Fund's board of  directors  for their consideration a written report that:

(a)      describes  any issues under this Code of Ethics or related  procedures  since the last report to the board
                                 of  directors,   including,   but  not  limited  to,  information  about  material
                                 violations  of the Code or  procedures  and  sanctions  imposed in response to the material violations; and
(b)      certifies  that the Adviser has adopted  procedures  reasonably  necessary to prevent  Access Persons from violating this Code of Ethics.

6.       Recordkeeping Requirements
         --------------------------

         The Adviser must at its principal place of business  maintain  records in the manner and extent set out in this Section of this Code and must make available to the Securities and Exchange  Commission  (SEC) at any
         time and from time to time for reasonable, periodic, special or other examination:

(a)      A copy of its code of ethics  that is in effect,  or at any time within the past five years was in effect, must be maintained in an easily accessible place;
(b)      A record of any  violation of the code of ethics,  and of any action  taken as a result of the  violation, must be maintained in an easily  accessible  place for at least five years after the end of the fiscal year in which the violation occurs;

(c)      A copy of each report  made by an Access  Person as required by Section  5(a)  including  any  information provided in lieu of a quarterly  transaction  report,  must be  maintained  for at least five  years  after  the  end of the  fiscal  year in  which  the  report  is made or the information is provided, the first two years in an easily accessible place.
(d)      A record of all  persons,  currently  or within  the past five  years,  who are or were  required  to make reports as Access Persons or who are or were  responsible  for reviewing  these reports, must be maintained in an easily accessible place.
(e)      A copy of each report  required by 5(f) above must be maintained  for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.
(f)      A record of any decision and the reasons  supporting  the  decision to approve the  acquisition  by Access
                           Persons of securities  under  Section 4(f) above,  for at least five years after the end of the fiscal year in which the approval is granted.

8.       Sanctions
         ---------

         Upon  discovering  a  violation  of this  Code,  the  Adviser  may  impose  such  sanctions  as they  deem appropriate,  including,  inter alia,  financial  penalty,  a letter of censure or suspension or termination of the
                          ----- ----
employment of the violator.